elme

Earnings Release and Supplemental Information

Q3 2023

CONTACT:	7550 Wisconsin Ave, Suite 900
Amy Hopkins	Bethesda, MD 20814
Vice President, Investor Relations	Tel 202-774-3198
E-Mail: ahopkins@elmecommunities.com	Fax 301-984-9610
www.elmecommunities.com

October 26, 2023

Elme Communities Announces Third Quarter 2023 Results
Elme Communities (the “Company”) (NYSE: ELME), a multifamily REIT with communities in the Washington DC metro area and the Atlanta metro area, reported financial and operating results today for the quarter ended September 30, 2023:
Financial Results
•Net loss was $43.6 million, or $0.50 per diluted share, including a $41.9 million non-cash impairment charge as described below
•NAREIT FFO was $20.1 million, or $0.23 per diluted share
•Core FFO was $21.4 million, or $0.24 per diluted share, up over 4% from the prior year period primarily driven by rental rate growth
•Net Operating Income (NOI) was $36.9 million, up over 5% from the prior year period primarily driven by rental rate growth
Operational Highlights
•Same-store multifamily NOI increased by 7.3% compared to the prior year period
•Effective blended Lease Rate Growth was 3.0% during the quarter for our Same-store Portfolio, comprised of effective new Lease Rate Growth of 0.1% and effective renewal Lease Rate Growth of 5.1%
•Average Effective Monthly Rent per home increased 4.9% compared to the prior year period for our Same-store Portfolio
•Same-store Retention was 61% while achieving strong renewal lease rate growth
•Same-store multifamily Average Occupancy was 95.6% during the quarter, up 0.2% compared to the prior year period
•Same-store multifamily Ending Occupancy was 95.7% as of September 30, 2023, up 0.4% compared to the prior year period
Acquisitions
•Completed the acquisition of Elme Druid Hills in Atlanta, GA for $108.0 million on September 29, 2023
•Elme Druid Hills is a high-quality value-add community with extensive renovation potential in a submarket that is expected to continue to benefit from growing demand as a result of recent healthcare and medical facility investments. This acquisition brings our total home count in the Atlanta metropolitan area to approximately 2,300 homes, allowing us to capitalize on our new operating platform and further optimize our regional operating costs.
•Transitioned Elme Druid Hills to our operating platform and retained 100% of the community team, providing continuity for existing residents
Liquidity Position
•Available liquidity was approximately $560 million as of September 30, 2023, consisting of availability under the Company's revolving credit facility and cash on hand

Elme Communities

•Annualized third quarter net debt to adjusted EBITDA was 5.7x, due to the acquisition of Elme Druid Hills, which occurred at the end of the quarter. Annualized net debt to adjusted EBITDA ratio is expected to trend to the mid-5's by year end.
•The Company has no debt maturities until 2025 and no secured debt
Other Updates
•Our net loss during the quarter ended September 30, 2023 includes a $41.9 million non-cash impairment charge to reduce the carrying value of Watergate 600 to its estimated fair value, reflecting changes in market conditions in the Washington DC metro region office market.

"We are pleased to announce the acquisition of Elme Druid Hills, which aligns with our Class B value-add strategy and strengthens our Atlanta footprint," said Paul T. McDermott, President and CEO. "This property offers renovation potential for all 500 homes and sits on nearly 50 acres of land, which is a rare find in an affluent inside-the-perimeter location in Atlanta. At a price that represents a discount to replacement cost of over 30%, we believe that this acquisition will perform very well and drive long-term shareholder value."

Third Quarter Operating Results
•Multifamily same-store NOI - Same-store NOI increased 7.3% compared to the corresponding prior year period driven primarily by higher base rent. Average occupancy for the quarter increased 20 basis points from the prior year period to 95.6%.
•Other same-store NOI - The Other same-store portfolio is comprised of one asset, Watergate 600. Other same-store NOI decreased by 3.9% compared to the corresponding prior year period due to lower occupancy. Watergate 600 was 87.8% occupied and leased at quarter end and we expect occupancy to remain flat through year end.

2023 Guidance
"We reported a solid third quarter and our results and forward-looking trends align with our current Core FFO outlook for the year," said Steven Freishtat, Executive Vice President and CFO. "We remain confident in our outlook for high single digit same-store multifamily NOI growth this year, which represents very strong performance during a year of transition. With the execution risk related to our transition to Elme management fully behind us, we are focused on realizing the full benefits of our new multifamily platform and delivering operational upside through 2025 and beyond."

Management is tightening the range of its 2023 Core FFO guidance and maintaining its midpoint at $0.98 per fully diluted share. Core FFO for 2023 is now expected to range from $0.97 to $0.99 per fully diluted share. The following assumptions are included in the Core FFO guidance for 2023:

Full Year 2023 Outlook on Key Assumptions and Metrics
•Same-store multifamily NOI growth is expected to range from 8.0% to 9.0%
•Non-same-store multifamily NOI is now expected to range from $13.0 million to $13.75 million, adjusted to include the acquisition of Elme Druid Hills
•Other same-store NOI is now expected to range from $12.75 million to $13.25 million
•Interest expense is now expected to range from $30.25 million to $30.75 million, adjusted to include the acquisition of Elme Druid Hills
•Reflects internal transformation costs for 2023 ($6.3 million). The internalization of community-level operations are now complete and no additional transformation costs are expected.
•No additional acquisitions are assumed in 2023.

Elme Communities

Full Year 2023	Prior	Current
Core FFO per diluted share	$0.96 - $1.00	$0.97 - $0.99
Net Operating Income Assumptions
Same-store multifamily NOI growth	8.0% - 9.0%	8.0% - 9.0%
Non-same-store multifamily NOI (a)	$12.0 million - $12.75 million	$13.0 million - $13.75 million
Non-residential NOI (b)	~$0.8 million	~$0.8 million
Other same-store NOI (c)	$12.5 million - $13.25 million	$12.75 million - $13.25 million
Expense Assumptions
Property management expense	$8.0 million - $8.5 million	$8.0 million - $8.25 million
G&A, net of core adjustments	$24.5 million - $25.5 million	$24.75 million - $25.25 million
Interest expense	$28.0 million - $28.75 million	$30.25 million - $30.75 million
(a) Includes Elme Sandy Springs, Elme Cumberland, Elme Marietta, Elme Druid Hills and Riverside Development. Guidance does not contemplate any additional acquisitions or dispositions.
(b) Includes revenues and expenses from retail operations at multifamily communities
(c) Consists of Watergate 600

Elme Communities' 2023 Core FFO guidance and outlook are based on a number of factors, many of which are outside the Company's control and all of which are subject to change. Elme Communities may change the guidance provided during the year as actual and anticipated results vary from these assumptions, but Elme Communities undertakes no obligation to do so.

2023 Guidance Reconciliation Table

A reconciliation of projected net loss per diluted share to projected Core FFO per diluted share for the full year ending December 31, 2023 is as follows:

	Low	High
Net loss per diluted share	$(0.15)	$(0.13)
Real estate depreciation and amortization	1.03	1.03
NAREIT FFO per diluted share	0.88	0.90
Core adjustments	0.09	0.09
Core FFO per diluted share	$0.97	$0.99

Dividends

On October 4, 2023, Elme Communities paid a quarterly dividend of $0.18 per share.

Elme Communities announced today that its Board of Trustees has declared a quarterly dividend of $0.18 per share to be paid on January 4, 2024 to shareholders of record on December 21, 2023.

Stock Repurchase Program

On October 26, 2023, the Board authorized and approved a share repurchase program of up to $50 million of the Company’s common shares of beneficial interest, which runs through October 25, 2025, unless extended by the Board. Under the share repurchase program, the Company can repurchase shares through open market purchases, including through Rule 10b5-1 trading programs, in privately negotiated transactions, or in such other manner that would comply with applicable securities laws and subject to compliance with existing debt agreements. The Company will evaluate the timing of share repurchases and the number of shares to be repurchased based on opportunities to enhance shareholder value by purchasing shares at times when the Company believes its shares are trading at a discount to net asset value per share as part of its broader capital allocation strategy, which includes preserving the strength of the balance sheet, and continuing to scale its portfolio.

Elme Communities

Presentation Webcast and Conference Call Information

The Third Quarter 2023 Earnings Call is scheduled for Friday, October 27, 2023 at 10:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:            1-888-506-0062
International Toll Number:        1-973-528-0011
Conference ID:                592356

The instant replay of the Earnings Call will be available until Friday, November 10, 2023. Instant replay access information is as follows:

USA Toll Free Number:            1-877-481-4010
International Toll Number:        1-919-882-2331
Conference ID:                49067

The live on-demand webcast of the Conference Call with presentation slides will be available on the Investor section of Elme Communities' website at www.elmecommunities.com. Online playback of the webcast and presentation slides will be available following the Conference Call.

Elme Communities

About Elme Communities
Elme Communities is committed to elevating what home can be for middle-income renters by providing a higher level of quality, service, and experience. The Company is a multifamily real estate investment trust that owns and operates approximately 9,400 apartment homes in the Washington, DC metro and the Sunbelt, and owns approximately 300,000 square feet of commercial space. Focused on providing quality, affordable homes to a deep, solid, and underserved base of mid-market demand, Elme Communities is building long-term value for shareholders.
Note: Elme Communities' press releases and supplemental financial information are available on the Company website at www.elmecommunities.com or by contacting Investor Relations at (202) 774-3200.

Forward Looking Statements
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: risks associated with our ability to execute on our strategies, including new strategies with respect to our operations and our portfolio, including the acquisition of apartment homes in the Sunbelt markets and our ability to realize any anticipated operational benefits from our internalization of community management functions; the risks associated with ownership of real estate in general and our real estate assets in particular; the economic health of the areas in which our properties are located, particularly with respect to greater Washington, DC metro region and the larger Sunbelt region; the risk of failure to enter into and/or complete contemplated acquisitions and dispositions, within the price ranges anticipated and on the terms and timing anticipated, or at all; changes in the composition of our portfolio; risks related to changes in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers; the economic health of our residents; the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdown or a recession and geopolitical conflicts); compliance with applicable laws and corporate social responsibility goals, including those concerning the environment and access by persons with disabilities; the risks related to not having adequate insurance to cover potential losses; changes in the market value of securities; terrorist attacks or actions and/or cyber-attacks; whether we will succeed in the day-to-day property management and leasing activities that we have previously outsourced; the availability and terms of financing and capital and the general volatility of securities markets; the risks related to our organizational structure and limitations of share ownership; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; whether our estimated transformation costs for 2023 will be correct; whether we will achieve the expected operational upside of our multifamily platform through 2025 and beyond; whether we achieve our targeted range of net debt to adjusted EBITDA; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2022 Form 10-K filed on February 17, 2023. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING RESULTS	2023	2022	2023	2022
Revenue
Real estate rental revenue	$56,651	$54,603	$169,059	$153,787
Expenses
Property operating and maintenance	12,747	13,092	38,510	35,404
Real estate taxes and insurance	7,050	6,469	21,066	19,893
Property management	1,935	1,916	5,882	5,462
General and administrative	6,370	6,403	19,891	20,998
Transformation costs	985	2,399	6,339	6,645
Depreciation and amortization	21,904	23,632	64,855	69,871
Real estate impairment	41,860	—	41,860	—
	92,851	53,911	198,403	158,273
Real estate operating income (loss)	(36,200)	692	(29,344)	(4,486)
Other income (expense)
Interest expense	(7,418)	(6,582)	(21,043)	(18,388)
Loss on extinguishment of debt	—	(4,917)	(54)	(4,917)
Other income	—	68	569	454
	(7,418)	(11,431)	(20,528)	(22,851)
Net loss	$(43,618)	$(10,739)	$(49,872)	$(27,337)

Net loss	$(43,618)	$(10,739)	$(49,872)	$(27,337)
Depreciation and amortization	21,904	23,632	64,855	69,871
Real estate impairment	41,860	—	41,860	—
NAREIT funds from operations	$20,146	$12,893	$56,843	$42,534

Non-cash loss on extinguishment of debt	$—	$4,873	$54	$4,873
Tenant improvements and incentives, net of reimbursements	—	—	(10)	(1,025)
Leasing commissions capitalized	—	—	(56)	—
Recurring capital improvements	(1,490)	(2,404)	(5,950)	(5,026)
Straight-line rents, net	(74)	(112)	(160)	(437)
Non-cash fair value interest expense	—	105	—	210
Non-real estate depreciation & amortization of debt costs	1,348	1,158	3,891	3,517
Amortization of lease intangibles, net	(155)	(227)	(570)	(608)
Amortization and expensing of restricted share and unit compensation	1,432	1,917	3,966	6,157
Adjusted funds from operations	$21,207	$18,203	$58,008	$50,195

Elme Communities

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2023	2022	2023	2022
Net loss	(Basic)	$(0.50)	$(0.12)	$(0.57)	$(0.32)
	(Diluted)	$(0.50)	$(0.12)	$(0.57)	$(0.32)
NAREIT FFO	(Basic)	$0.23	$0.15	$0.65	$0.48
	(Diluted)	$0.23	$0.15	$0.64	$0.48

Dividends paid		$0.18	$0.17	$0.54	$0.51

Weighted average shares outstanding - basic		87,759	87,453	87,717	87,354
Weighted average shares outstanding - diluted		87,759	87,453	87,717	87,354
Weighted average shares outstanding - diluted (for NAREIT FFO)		87,799	87,564	87,809	87,447

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Land	$384,097	$373,171
Income producing property	1,941,663	1,897,835
	2,325,760	2,271,006
Accumulated depreciation and amortization	(506,298)	(481,588)
Net income producing property	1,819,462	1,789,418
Properties under development or held for future development	31,095	31,260
Total real estate held for investment, net	1,850,557	1,820,678
Cash and cash equivalents	8,079	8,389
Restricted cash	2,104	1,463
Rents and other receivables	15,300	16,346
Prepaid expenses and other assets	34,233	25,730
Total assets	$1,910,273	$1,872,606

Liabilities
Notes payable, net	$522,150	$497,359
Line of credit	149,000	55,000
Accounts payable and other liabilities	40,666	34,386
Dividend payable	15,868	14,934
Advance rents	3,365	1,578
Tenant security deposits	6,171	5,563
Total liabilities	737,220	608,820

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized: 87,832 and 87,534 shares issued and outstanding, as of September 30, 2023 and December 31, 2022, respectively	878	875
Additional paid in capital	1,734,657	1,729,854
Distributions in excess of net income	(550,442)	(453,008)
Accumulated other comprehensive loss	(12,332)	(14,233)
Total shareholders' equity	1,172,761	1,263,488

Noncontrolling interests in subsidiaries	292	298
Total equity	1,173,053	1,263,786

Total liabilities and equity	$1,910,273	$1,872,606

Elme Communities

The following tables contain reconciliations of net loss to NOI and same-store NOI for the periods presented (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(43,618)	$(10,739)	$(49,872)	$(27,337)
Adjustments:
Property management expense	1,935	1,916	5,882	5,462
General and administrative expense	6,370	6,403	19,891	20,998
Transformation costs	985	2,399	6,339	6,645
Real estate depreciation and amortization	21,904	23,632	64,855	69,871
Real estate impairment	41,860	—	41,860	—
Interest expense	7,418	6,582	21,043	18,388
Loss on extinguishment of debt, net	—	4,917	54	4,917
Other income	—	(68)	(569)	(454)
Total Net Operating Income (NOI)	$36,854	$35,042	$109,483	$98,490

Multifamily NOI:
Same-store Portfolio	$30,336	$28,264	$89,903	$82,012
Acquisitions	3,165	3,291	9,172	5,924
Development	(56)	(52)	(168)	(71)
Non-residential	189	188	620	593
Total	33,634	31,691	99,527	88,458

Other NOI (Watergate 600)	3,220	3,351	9,956	10,032
Total NOI	$36,854	$35,042	$109,483	$98,490

Elme Communities

The following table contains a reconciliation of net loss to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended September 30,		Nine Months Ended September 30,
		2023	2022	2023	2022
Net loss		$(43,618)	$(10,739)	$(49,872)	$(27,337)
Add:
Real estate depreciation and amortization		21,904	23,632	64,855	69,871
Real estate impairment		41,860	—	41,860	—
NAREIT funds from operations		20,146	12,893	56,843	42,534
Add:
Structuring expenses		—	121	60	1,101
Loss on extinguishment of debt, net		—	4,917	54	4,917
Severance expense		—	—	394	474
Transformation costs		985	2,399	6,339	6,645
Write-off of pursuit costs		—	174	49	174
Relocation expense		306	—	626	—
Core funds from operations		$21,437	$20,504	$64,365	$55,845

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2023	2022	2023	2022
NAREIT FFO	(Basic)	$0.23	$0.15	$0.65	$0.48
	(Diluted)	$0.23	$0.15	$0.64	$0.48
Core FFO	(Basic)	$0.24	$0.23	$0.73	$0.64
	(Diluted)	$0.24	$0.23	$0.73	$0.64

Weighted average shares outstanding - basic		87,759	87,453	87,717	87,354
Weighted average shares outstanding - diluted (for NAREIT and Core FFO)		87,799	87,564	87,809	87,447

Elme Communities

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(43,618)	$(10,739)	$(49,872)	$(27,337)
Add/(deduct):
Interest expense	7,418	6,582	21,043	18,388
Real estate depreciation and amortization	21,904	23,632	64,855	69,871
Real estate impairment	41,860	—	41,860	—
Non-real estate depreciation	291	189	728	644
Severance expense	—	—	394	474
Transformation costs	985	2,399	6,339	6,645
Relocation expense	306	—	626	—
Structuring expenses	—	121	60	1,101
Loss on extinguishment of debt	—	4,917	54	4,917
Adjusted EBITDA	$29,146	$27,101	$86,087	$74,703

Elme Communities

Non-GAAP Financial Measures
Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses and gain from non-disposal activities and transformation costs. Adjusted EBITDA is included herein because we believe it helps investors and lenders understand our ability to incur and service debt and to make capital expenditures. Adjusted EBITDA is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.
Adjusted Funds From Operations (“AFFO”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring improvements, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. AFFO is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Adjusted Funds From Operations ("Core AFFO") is calculated by adjusting AFFO for the following items (which we believe are not indicative of the performance of Elme Communities' operating portfolio and affect the comparative measurement of Elme Communities' operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) non-share-based executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from Core AFFO, as appropriate, (5) relocation expense, (6) transformation costs and (7) write-off of pursuit costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core AFFO serves as a useful, supplementary performance measure of Elme Communities' ability to incur and service debt, and distribute dividends to its shareholders. Core AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Funds From Operations (“Core FFO”) is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Elme Communities' operating portfolio and affect the comparative measurement of Elme Communities' operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, (5) relocation expense, (6) transformation costs and (7) write-off of pursuit costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Elme Communities' ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
NAREIT Funds From Operations (“FFO”) is defined by the 2018 National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) FFO White Paper Restatement, as net income (computed in accordance with generally accepted accounting principles (“GAAP”) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our NAREIT FFO may not be comparable to FFO reported by other REITs. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.
Net Debt to Adjusted EBITDA represents net debt as of period end divided by adjusted EBITDA for the period, as annualized (i.e. three months periods are multiplied by four) or on a trailing 12 month basis. We define net debt as the total outstanding debt reported as per our consolidated balance sheets less cash and cash equivalents at the end of the period.

Net Operating Income (“NOI”), defined as real estate rental revenue less direct real estate operating expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses and gain or loss on extinguishment of debt. NOI does not include management expenses, which consist of corporate property management costs and property management fees paid to third parties. NOI is the primary performance measure we use to assess the results of our operations at the property level. We believe that NOI is a useful performance measure

Elme Communities

because, when compared across periods, it reflects the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide NOI as a supplement to net income, calculated in accordance with GAAP. NOI does not represent net income or income from continuing operations calculated in accordance with GAAP. As such, NOI should not be considered an alternative to these measures as an indication of our operating performance.

Other Definitions
Average Effective Monthly Rent Per Home represents the average of effective rent (net of concessions) for in-place leases plus the market rent for vacant homes, divided by the total number of homes. We believe Average Effective Monthly Rent Per Home is a useful metric in evaluating the average pricing of our homes. It is a component of Residential Revenue, which is used to calculate our NOI. It does not represent actual rental revenue collected per unit.
Average Occupancy is based on average daily occupied apartment homes as a percentage of total apartment homes.
Current Strategy represents the class of each community in our portfolio based on a set of criteria. Our strategies consist of the following subcategories: Class A, Class A-, Class B Value-Add and Class B. A community's class is dependent on a variety of factors, including its vintage, site location, amenities and services, rent growth drivers and rent relative to the market.
•Class A communities are recently-developed, well-located, have competitive amenities and services and command average rental rates well above market median rents.
•Class A- communities have been developed within the past 20 years and feature operational improvements and unit upgrades and command rents at or above median market rents.
•Class B Value-Add communities are over 20 years old but feature operational improvements and strong potential for unit renovations. These communities command average rental rates below median market rents for units that have not been renovated.
•Class B communities are over 20 years old, feature operational improvements and command average rental rates below median market rents.
Debt Service Coverage Ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities by interest expense (including interest expense from discontinued operations) and principal amortization.
Debt to Total Market Capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.
Earnings to Fixed Charges Ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.
Ending Occupancy is calculated as occupied homes as a percentage of total homes as of the last day of that period.
Lease Rate Growth is defined as the average percentage change in either gross (excluding the impact of concessions) or effective rent (net of concessions) for a new or renewed multifamily lease compared to the prior lease based on the move-in date. The "blended" rate represents the weighted average of new and renewal lease rate growth achieved.
Recurring Capital Improvements represent non-accretive building improvements required to maintain a property's income and value. Recurring capital improvements do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard". This category includes improvements made as needed upon vacancy of an apartment. Aside from improvements related to apartment turnover, these improvements include facade repairs, installation of new heating and air conditioning equipment, asphalt replacement, permanent landscaping, new lighting and new finishes.

Retention represents the percentage of multifamily leases renewed that were set to expire in the period presented.
Relocation expenses represent costs associated with the relocation of the corporate headquarters to a new location in the DC metro region.
Same-store Portfolio includes properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We categorize our properties as "same-store" or "non-same-store" for purposes of evaluating

Elme Communities

comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. Development properties are categorized as same-store when they have reached stabilized occupancy (90%) before the start of the prior year. We define redevelopment properties as those for which we have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. We currently have two same-store portfolios: "Same-store multifamily" which is comprised of our same-store apartment communities and "Other same-store" which is comprised of our Watergate 600 commercial property.
Transformation Costs include costs related to the strategic shift away from the commercial sector to the residential sector, including the allocation of internal costs, consulting, advisory and termination benefits.

Table of Contents
September 30, 2023

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Nine Months Ended				Three Months Ended
OPERATING RESULTS	September 30, 2023		September 30, 2022		September 30, 2023		June 30, 2023		March 31, 2023		December 31, 2022		September 30, 2022
Revenues
Real estate rental revenue	$169,059		$153,787		$56,651		$56,599		$55,809		$55,593		$54,603
Expenses
Property operating and maintenance	(38,510)		(35,404)		(12,747)		(13,364)		(12,399)		(12,126)		(13,092)
Real estate taxes and insurance	(21,066)		(19,893)		(7,050)		(6,894)		(7,122)		(6,578)		(6,469)
Property management	(5,882)		(5,462)		(1,935)		(2,178)		(1,769)		(1,974)		(1,916)
General and administrative	(19,891)		(20,998)		(6,370)		(6,680)		(6,841)		(7,260)		(6,403)
Transformation costs	(6,339)		(6,645)		(985)		(2,454)		(2,900)		(3,041)		(2,399)
Depreciation and amortization	(64,855)		(69,871)		(21,904)		(21,415)		(21,536)		(21,851)		(23,632)
Real estate impairment	(41,860)		—		(41,860)		—		—		—		—
	(198,403)		(158,273)		(92,851)		(52,985)		(52,567)		(52,830)		(53,911)
Real estate operating (loss) income	(29,344)		(4,486)		(36,200)		3,614		3,242		2,763		692
Other income (expense)
Interest expense	(21,043)		(18,388)		(7,418)		(6,794)		(6,831)		(6,552)		(6,582)
Loss on extinguishment of debt	(54)		(4,917)		—		—		(54)		—		(4,917)
Other income	569		454		—		569		—		258		68
Net loss	$(49,872)		$(27,337)		$(43,618)		$(2,611)		$(3,643)		$(3,531)		$(10,739)
Per Share Data:
Net loss	$(0.57)		$(0.32)		$(0.50)		$(0.03)		$(0.04)		$(0.04)		$(0.12)
Fully diluted weighted average shares outstanding	87,717		87,354		87,759		87,741		87,649		87,491		87,453
Percentage of Revenues:
General and administrative expenses	11.8%		13.7%		11.2%		11.8%		12.3%		13.1%		11.7%
Net loss	(29.5)%		(17.8)%		(77.0)%		(4.6)%		(6.5)%		(6.4)%		(19.7)%
Ratios:
Adjusted EBITDA(1) / Interest expense	4.1	x	4.1	x	3.9	x	4.2	x	4.2	x	4.3	x	4.1	x
______________________________
(1) Adjusted EBITDA is a non-GAAP measure. See "Definitions" on page 12 for the definition of Adjusted EBITDA and page 26 for a reconciliation of Net loss to Adjusted EBITDA.

Consolidated Balance Sheets (In thousands, except per share data) (Unaudited)

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Assets
Land	$384,097	$373,113	$373,171	$373,171	$373,171
Income producing property	1,941,663	1,911,381	1,903,648	1,897,835	1,882,235
	2,325,760	2,284,494	2,276,819	2,271,006	2,255,406
Accumulated depreciation and amortization	(506,298)	(523,153)	(502,104)	(481,588)	(461,293)
Net income producing property	1,819,462	1,761,341	1,774,715	1,789,418	1,794,113
Properties under development or held for future development	31,095	31,260	31,260	31,260	31,232
Total real estate held for investment, net	1,850,557	1,792,601	1,805,975	1,820,678	1,825,345
Cash and cash equivalents	8,079	5,554	7,044	8,389	8,436
Restricted cash	2,104	1,887	1,487	1,463	1,437
Rents and other receivables	15,300	15,746	16,095	16,346	16,088
Prepaid expenses and other assets	34,233	22,711	24,398	25,730	28,228
Total assets	$1,910,273	$1,838,499	$1,854,999	$1,872,606	$1,879,534
Liabilities
Notes payable, net	$522,150	$521,955	$521,761	$497,359	$497,247
Line of credit	149,000	24,000	35,000	55,000	43,000
Accounts payable and other liabilities	40,666	36,920	28,583	34,386	36,219
Dividend payable	15,868	15,834	15,869	14,934	14,919
Advance rents	3,365	2,949	1,800	1,578	1,489
Tenant security deposits	6,171	5,913	5,671	5,563	5,461
Total liabilities	737,220	607,571	608,684	608,820	598,335
Equity
Preferred shares; $0.01 par value; 10,000 shares authorized	—	—	—	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized	878	878	877	875	875
Additional paid-in capital	1,734,657	1,733,388	1,731,701	1,729,854	1,728,840
Distributions in excess of net income	(550,442)	(490,939)	(472,503)	(453,008)	(434,539)
Accumulated other comprehensive loss	(12,332)	(12,693)	(14,056)	(14,233)	(14,278)
Total shareholders' equity	1,172,761	1,230,634	1,246,019	1,263,488	1,280,898
Noncontrolling interests in subsidiaries	292	294	296	298	301
Total equity	1,173,053	1,230,928	1,246,315	1,263,786	1,281,199
Total liabilities and equity	$1,910,273	$1,838,499	$1,854,999	$1,872,606	$1,879,534

NAREIT Funds from Operations/ Adjusted Funds From Operations (In thousands, except per share data) (Unaudited)

	Nine Months Ended		Three Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Funds from operations (FFO)
Net loss	$(49,872)	$(27,337)	$(43,618)	$(2,611)	$(3,643)	$(3,531)	$(10,739)
Real estate depreciation and amortization	64,855	69,871	21,904	21,415	21,536	21,851	23,632
Real estate impairment	41,860	—	41,860	—	—	—	—
NAREIT funds from operations (FFO)(1)	56,843	42,534	20,146	18,804	17,893	18,320	12,893
Loss on extinguishment of debt	54	4,917	—	—	54	—	4,917
Severance expense	394	474	—	—	394	—	—
Transformation costs	6,339	6,645	985	2,454	2,900	3,041	2,399
Relocation expense	626	—	306	134	186	74	—
Structuring expenses	60	1,101	—	—	60	60	121
Write-off of pursuit costs	49	174	—	9	40	—	174
Core FFO(1)	$64,365	$55,845	$21,437	$21,401	$21,527	$21,495	$20,504

Allocation to participating securities(2)	(209)	(191)	(71)	(68)	(70)	(41)	(68)

NAREIT FFO per share - basic	$0.65	$0.48	$0.23	$0.21	$0.20	$0.21	$0.15
NAREIT FFO per share - fully diluted	$0.64	$0.48	$0.23	$0.21	$0.20	$0.21	$0.15

Core FFO per share - fully diluted	$0.73	$0.64	$0.24	$0.24	$0.24	$0.24	$0.23

Common dividend per share	$0.54	$0.51	$0.18	$0.18	$0.18	$0.17	$0.17

Average shares - basic	87,717	87,354	87,759	87,741	87,649	87,491	87,453
Average shares - fully diluted (for NAREIT FFO and Core FFO)	87,809	87,447	87,799	87,785	87,840	87,622	87,564

NAREIT Funds from Operations/ Adjusted Funds From Operations (continued) (In thousands, except per share data) (Unaudited)

	Nine Months Ended		Three Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Adjusted funds from operations (AFFO) (1)
NAREIT FFO(1)	$56,843	$42,534	$20,146	$18,804	$17,893	$18,320	$12,893
Non-cash loss on extinguishment of debt	54	4,873	—	—	54	—	4,873
Tenant improvements and incentives, net of reimbursements	(10)	(1,025)	—	—	(10)	—	—
Leasing commissions capitalized	(56)	—	—	—	(56)	(16)	—
Recurring capital improvements	(5,950)	(5,026)	(1,490)	(2,456)	(2,004)	(2,656)	(2,404)
Straight-line rent, net	(160)	(437)	(74)	(57)	(29)	(55)	(112)
Non-cash fair value interest expense	—	210	—	—	—	—	105
Non-real estate depreciation and amortization of debt costs	3,891	3,517	1,348	1,276	1,267	1,147	1,158
Amortization of lease intangibles, net	(570)	(608)	(155)	(178)	(237)	(337)	(227)
Amortization and expensing of restricted share and unit compensation(3)	3,966	6,157	1,432	1,346	1,188	1,831	1,917
AFFO(1)	58,008	50,195	21,207	18,735	18,066	18,234	18,203
Cash loss on extinguishment of debt	—	44	—	—	—	—	44
Non-share-based severance expense	340	202	—		340	—	—
Relocation expense	626	—	306	134	186	74	—
Structuring expenses	60	1,101	—	—	60	60	121
Transformation costs(4)	6,339	6,337	985	2,454	2,900	3,041	2,399
Write-off of pursuit costs	49	174	—	9	40	—	174
Core AFFO(1)	$65,422	$58,053	$22,498	$21,332	$21,592	$21,409	$20,941
______________________________
(1) See "Definitions" on page 12 for the definitions of non-GAAP measures: NAREIT FFO, Core FFO, AFFO, and Core AFFO.
(2) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.
(3) Includes share award modifications related to transformation costs.
(4) Excludes share award modifications related to transformation costs.

Net Operating Income (NOI) - Multifamily (Dollars In thousands)

	Apartment Homes as of 9/30/2023	Nine Months Ended		Three Months Ended
		September 30, 2023	September 30, 2022	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Rental and other property revenues
Same-store	7,790	$139,182	$129,440	$46,610	$46,786	$45,786	$45,051	$44,735
Acquisitions	1,579	15,269	9,622	5,233	5,079	4,957	5,314	4,897
Development	—	—	—	—	—	—	—	—
Non-residential(1)	N/A	705	807	222	235	248	266	257
Total rental and other property revenues(2)	9,369	155,156	139,869	52,065	52,100	50,991	50,631	49,889

Property operating expenses
Same-store		49,279	47,428	16,274	16,765	16,240	15,390	16,471
Acquisitions		6,097	3,698	2,068	2,203	1,826	1,810	1,606
Development		168	71	56	54	58	57	52
Non-residential		85	214	33	32	20	67	69
Total property operating expenses		55,629	51,411	18,431	19,054	18,144	17,324	18,198

Net Operating Income (NOI)(3)
Same-store		89,903	82,012	30,336	30,021	29,546	29,661	28,264
Acquisitions		9,172	5,924	3,165	2,876	3,131	3,504	3,291
Development		(168)	(71)	(56)	(54)	(58)	(57)	(52)
Non-residential		620	593	189	203	228	199	188
Total NOI		$99,527	$88,458	$33,634	$33,046	$32,847	$33,307	$31,691

Same-store metrics
Operating margin(4)		65%	63%	65%	64%	65%	66%	63%
Retention		63%	63%	61%	63%	64%	60%	60%

Same-store effective lease rate growth
New		0.3%	11.3%	0.1%	0.4%	0.7%	1.5%	11.2%
Renewal		6.2%	11.3%	5.1%	6.4%	8.0%	10.5%	11.6%
Blended		3.6%	11.3%	3.0%	3.7%	4.5%	5.9%	11.4%
______________________________
(1) Includes revenues and expenses from retail operations at multifamily properties.
(2) Utility costs reimbursed by residents are included in real estate rental revenue on our consolidated statements of operations. Utility reimbursements totaled $6.1 million and $5.4 million for the nine months ended September 30, 2023 and 2022 respectively, and $1.9 million, $2.2 million, $2.1 million,$1.9 million and $1.9 million for the three months ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively.

(3) NOI is a non-GAAP measure. See "Definitions" on page 12 for the definition of NOI and reconciliation of Net loss to NOI on page 31.
(4) Operating margin is calculated by dividing the same-store NOI (non-GAAP) by same-store rental and other property revenues.

Same-Store Operating Results - Multifamily (Dollars in thousands, except Average Effective Monthly Rent per Home)

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income (1)			Average Occupancy			Average Effective Monthly Rent per Home
Quarter-to-Date Comparison	Apt Homes	Q3 2023	Q3 2022	% Chg	Q3 2023	Q3 2022	% Chg	Q3 2023	Q3 2022	% Chg	Q3 2023	Q3 2022	% Chg	Q3 2023	Q3 2022	% Chg
Virginia	5,545	$34,507	$33,165	4.0%	$11,599	$11,730	(1.1)%	$22,908	$21,435	6.9%	95.9%	95.3%	0.6%	$1,963	$1,879	4.5%
DC / Maryland	1,515	8,987	8,317	8.1%	3,092	3,191	(3.1)%	5,895	5,126	15.0%	96.5%	96.5%	—%	1,935	1,801	7.4%
Georgia	730	3,116	3,253	(4.2)%	$1,583	$1,550	2.1%	1,533	1,703	(10.0)%	92.0%	94.2%	(2.2)%	1,451	1,410	2.9%
Total	7,790	$46,610	$44,735	4.2%	$16,274	$16,471	(1.2)%	$30,336	$28,264	7.3%	95.6%	95.4%	0.2%	$1,910	$1,820	4.9%

Sequential Comparison	Apt Homes	Q3 2023	Q2 2023	% Chg	Q3 2023	Q2 2023	% Chg	Q3 2023	Q2 2023	% Chg	Q3 2023	Q2 2023	% Chg	Q3 2023	Q2 2023	% Chg
Virginia	5,545	$34,507	$34,687	(0.5)%	$11,599	$12,074	(3.9)%	$22,908	$22,613	1.3%	95.9%	95.8%	0.1%	$1,963	$1,942	1.1%
DC / Maryland	1,515	8,987	8,741	2.8%	3,092	3,268	(5.4)%	5,895	5,473	7.7%	96.5%	95.8%	0.7%	1,935	1,900	1.8%
Georgia	730	3,116	3,358	(7.2)%	$1,583	$1,423	11.2%	1,533	1,935	(20.8)%	92.0%	93.9%	(1.9)%	1,451	1,474	(1.6)%
Total	7,790	$46,610	$46,786	(0.4)%	$16,274	$16,765	(2.9)%	$30,336	$30,021	1.0%	95.6%	95.6%	—%	$1,910	$1,890	1.1%

Year-to-Date Comparison	Apt Homes	YTD 2023	YTD 2022	% Chg	YTD 2023	YTD 2022	% Chg	YTD 2023	YTD 2022	% Chg	YTD 2023	YTD 2022	% Chg	YTD 2023	YTD 2022	% Chg
Virginia	5,545	$102,953	$95,886	7.4%	$35,197	$33,966	3.6%	$67,756	$61,920	9.4%	95.7%	95.5%	0.2%	$1,941	$1,812	7.1%
DC / Maryland	1,515	26,391	24,458	7.9%	9,537	9,112	4.7%	16,854	15,346	9.8%	96.0%	96.3%	(0.3)%	1,901	1,759	8.1%
Georgia	730	9,838	9,096	8.2%	$4,545	$4,350	4.5%	5,293	4,746	11.5%	93.6%	94.6%	(1.0)%	$1,463	$1,335	9.6%
Total	7,790	$139,182	$129,440	7.5%	$49,279	$47,428	3.9%	$89,903	$82,012	9.6%	95.6%	95.6%	—%	$1,889	$1,757	7.5%

______________________________
(1) NOI is a non-GAAP measure. See "Definitions" on page 12 for the definition of NOI and reconciliation of Net loss to NOI on page 31.

Same-Store Operating Expenses - Multifamily (In thousands)

Quarter-to-Date Comparison	Q3 2023	Q3 2022	$ Change	% Change	% of Q3 2023 Total
Controllable operating expenses(1)	$7,998	$8,678	$(680)	(7.8)%	49.2%
Real estate taxes	4,824	4,678	146	3.1%	29.6%
Utilities	2,619	2,389	230	9.6%	16.1%
Insurance	833	726	107	14.7%	5.1%
Total same-store operating expenses	16,274	16,471	(197)	(1.2)%	100.0%
Utility reimbursements	(1,520)	(1,630)	110	(6.7)%
Total same-store operating expenses, net of utility reimbursements	$14,754	$14,841	$(87)	(0.6)%

Sequential Comparison	Q3 2023	Q2 2023	$ Change	% Change	% of Q3 2023 Total
Controllable operating expenses	$7,998	$8,937	$(939)	(10.5)%	49.2%
Real estate taxes	4,824	4,750	74	1.6%	29.6%
Utilities	2,619	2,337	282	12.1%	16.1%
Insurance	833	741	92	12.4%	5.1%
Total same-store operating expenses	16,274	16,765	(491)	(2.9)%	100.0%
Utility reimbursements	(1,520)	(1,923)	403	(21.0)%
Total same-store operating expenses, net of utility reimbursements	$14,754	$14,842	$(88)	(0.6)%

Year-to-Date Comparison	YTD 2023	YTD 2022	$ Change	% Change	% of YTD 2023 Total
Controllable operating expenses	$24,562	$23,990	$572	2.4%	49.8%
Real estate taxes	14,575	14,384	191	1.3%	29.6%
Utilities	7,843	6,895	948	13.7%	15.9%
Insurance	2,299	2,159	140	6.5%	4.7%
Total same-store operating expenses	49,279	47,428	1,851	3.9%	100.0%
Utility reimbursements	(5,264)	(4,977)	(287)	5.8%
Total same-store operating expenses, net of utility reimbursements	$44,015	$42,451	$1,564	3.7%

______________________________
(1) Controllable operating expenses consist of:
Payroll, Repairs & Maintenance, Marketing, Administrative and other

Acquisition Summary (Dollars in thousands)

Acquisitions
	Location	Acquisition Date	Number of Homes	Ending Occupancy (as of September 30, 2023)	Contract Purchase Price
Elme Druid Hills	Atlanta, GA	September 29, 2023	500	93.4%	$108,000

Multifamily Communities
September 30, 2023

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy(1)	Ending Occupancy	% of Total Portfolio NOI(1,2)
Virginia
Elme Alexandria	Alexandria, VA	532	B Value-Add	2019	1990	94.5%	95.3%	5%
Cascade at Landmark	Alexandria, VA	277	B Value-Add	2019	1988	95.6%	98.2%	3%
Clayborne	Alexandria, VA	74	A-	N/A	2008	96.3%	95.9%	1%
Riverside Apartments	Alexandria, VA	1,222	B Value-Add	2016	1971	96.0%	96.1%	12%
Bennett Park	Arlington, VA	224	A-	N/A	2007	95.4%	97.8%	4%
Park Adams	Arlington, VA	200	B	1969	1959	96.6%	95.5%	2%
The Maxwell	Arlington, VA	163	A-	N/A	2014	97.2%	95.1%	2%
The Paramount	Arlington, VA	135	B	2013	1984	96.4%	97.0%	2%
The Wellington	Arlington, VA	710	B Value-Add	2015	1960	95.9%	97.5%	7%
Trove	Arlington, VA	401	A	N/A	2020	96.0%	96.0%	5%
Roosevelt Towers	Falls Church, VA	191	B	1965	1964	96.0%	95.3%	2%
Elme Dulles	Herndon, VA	328	B Value-Add	2019	2000	95.6%	97.0%	4%
Elme Herndon	Herndon, VA	283	B Value-Add	2019	1991	96.0%	97.5%	3%
Elme Leesburg	Leesburg, VA	134	B	2019	1986	95.3%	97.0%	1%
Elme Manassas	Manassas, VA	408	B Value-Add	2019	1986	94.7%	93.9%	4%
The Ashby at McLean	McLean, VA	263	B	1996	1982	95.9%	96.6%	4%
Washington, DC
3801 Connecticut Avenue	Washington, DC	307	B Value-Add	1963	1951	96.7%	95.8%	3%
Kenmore Apartments	Washington, DC	371	B Value-Add	2008	1948	95.9%	96.0%	3%
Yale West	Washington, DC	216	A-	2014	2011	95.5%	95.8%	3%
Maryland
Elme Bethesda	Bethesda, MD	193	B	1997	1986	96.5%	97.4%	3%
Elme Watkins Mill	Gaithersburg, MD	210	B	2019	1975	95.4%	96.2%	2%
Elme Germantown	Germantown, MD	218	B Value-Add	2019	1990	96.0%	97.2%	2%
Georgia
Elme Conyers	Conyers, GA	240	B	2021	1999	94.0%	91.3%	2%
Elme Eagles Landing	Stockbridge, GA	490	B	2021	2000	93.4%	89.4%	3%
Total same-store communities		7,790				95.6%	95.7%	82%

Multifamily Communities (continued)
September 30, 2023

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy(1,3)	Ending Occupancy (3)	% of Total Portfolio NOI(1,2)
Georgia
Elme Marietta	Marietta, GA	420	B Value-Add	2022	1975	93.5%	91.9%	4%
Elme Sandy Springs	Sandy Springs, GA	389	B Value-Add	2022	1972	94.0%	92.3%	3%
Elme Cumberland	Smyrna, GA	270	B Value-Add	2022	1982	94.1%	91.5%	2%
Elme Druid Hills	Atlanta, GA	500	B Value-Add	2023	1987	93.5%	93.4%	—%
Total non same-store communities		1,579				93.8%	92.4%	9%
Total multifamily communities		9,369				95.4%	95.2%	91%
______________________________
(1) For the nine months ended September 30, 2023.
(2) NOI is a non-GAAP measure. See "Definitions" on page 12 for the definition of NOI and reconciliation of Net loss to NOI on page 32.
(3) Includes results at Elme Druid Hills for periods prior to the Company's ownership. Results for periods prior to the Company's ownership have not been included in the Company's Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of the community and have not been audited or adjusted.

Office Property
September 30, 2023

Property	Location	Year Acquired	Year Built	Net Rentable Square Feet	Leased %(1)	Ending Occupancy(1)	% of Total Portfolio NOI(2,3)
Washington, DC
Watergate 600	Washington, DC	2017	1972/1997	300,000	87.8%	87.8%	9%
______________________________
(1) The leased and occupied square footage includes short-term lease agreements.
(2) For the nine months ended September 30, 2023.
(3) NOI is a non-GAAP measure. See "Definitions" on page 12 for the definition of NOI and reconciliation of Net loss to NOI on page 32.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Nine Months Ended		Three Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Adjusted EBITDA(1)

Net loss	$(49,872)	$(27,337)	$(43,618)	$(2,611)	$(3,643)	$(3,531)	$(10,739)
Add/(deduct):
Interest expense	21,043	18,388	7,418	6,794	6,831	6,552	6,582
Real estate depreciation and amortization	64,855	69,871	21,904	21,415	21,536	21,851	23,632
Real estate impairment	41,860	—	41,860	—	—	—	—
Non-real estate depreciation	728	644	291	222	215	178	189
Severance expense	394	474	—	—	394	—	—
Transformation costs	6,339	6,645	985	2,454	2,900	3,041	2,399
Relocation expense	626	—	306	134	186	74	—
Structuring expenses	60	1,101	—	—	60	60	121
Loss on extinguishment of debt	54	4,917	—	—	54	—	4,917
Adjusted EBITDA	$86,087	$74,703	$29,146	$28,408	$28,533	$28,225	$27,101
______________________________
(1) Adjusted EBITDA is a non-GAAP measure. See "Definitions" on page 12 for the definition of Adjusted EBITDA and reconciliation of Net loss to Adjusted EBITDA on the current page.

Long Term Debt Analysis (Dollars in thousands)

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Balances Outstanding

Unsecured
Fixed rate bonds	$397,679	$397,590	$397,502	$397,413	$397,324
Term loan(1)	124,471	124,365	124,259	99,946	99,923
Credit facility	149,000	24,000	35,000	55,000	43,000
Total	$671,150	$545,955	$556,761	$552,359	$540,247

Weighted Average Interest Rates

Unsecured
Fixed rate bonds	4.5%	4.5%	4.5%	4.5%	4.5%
Term loan(2)	4.7%	3.0%	3.0%	2.3%	2.3%
Credit facility	6.3%	6.0%	5.7%	5.2%	4.0%
Weighted Average	4.9%	4.2%	4.2%	4.2%	4.1%
______________________________
(1) Elme Communities entered into a $125.0 million unsecured term loan ("2023 Term Loan") with an interest rate of SOFR (subject to a credit spread adjustment of 10 basis points) plus a margin of 95 basis points (subject to adjustment depending on Elme Communities' credit rating). The 2023 Term Loan has a two-year term ending in January 2025, with two one-year extension options. We used the proceeds to prepay the $100.0 million 2018 Term Loan in full and a portion of our borrowings under our unsecured credit facility.

(2) Elme Communities had an interest rate swap that had effectively fixed the interest rate on a $100.0 million portion of its 2023 Term Loan outstanding through the interest rate swap arrangement's expiration date of July 21, 2023. In March 2023, we entered into two interest rate swap arrangements with an aggregate notional amount of $125.0 million that effectively fixed the interest at 4.73% for the 2023 Term Loan beginning on July 21, 2023 through the 2023 Term Loan’s maturity date of January 10, 2025 (see page 28).

Note: The current debt balances outstanding are shown net of discounts, premiums and unamortized debt costs (see page 29).

Long Term Debt Maturities (in thousands, except average interest rates)
September 30, 2023

	Future Maturities of Debt
Year	Unsecured Debt		Credit Facility		Total Debt	Avg Interest Rate
2023	$—		$—		$—	—%
2024	—		—		—	—%
2025	125,000	(1)	149,000	(2)	274,000	5.6%
2026	—		—		—	—%
2027	—		—		—	—%
Thereafter	400,000		—		400,000	4.5%
Scheduled principal payments	$525,000		$149,000		$674,000	4.9%
Net discounts/premiums	(99)		—		(99)
Loan costs, net of amortization	(2,751)		—		(2,751)
Total maturities	$522,150		$149,000		$671,150	4.9%
Weighted average maturity = 4.8 years
______________________________
(1) Elme Communities previously entered into an interest rate swap to effectively fix a LIBOR plus 110 basis points floating interest rate to a 2.31% all-in fixed rate for the remaining $100.0 million portion of the 2018 Term Loan. The interest rate was fixed through the term loan maturity of July 21, 2023. During the first quarter of 2023, we entered into a $125.0 million unsecured term loan ("2023 Term Loan") with an interest rate of SOFR (subject to a credit spread adjustment of 10 basis points) plus a margin of 95 basis points. The 2023 Term Loan has a two-year term ending in January 2025, with two one-year extension options. We used the proceeds to prepay the $100.0 million 2018 Term Loan in full and a portion of our borrowings under our unsecured credit facility. Subsequent to this transaction, the interest rate swap effectively fixed a $100.0 million portion of the 2023 Term Loan at 2.16% through the interest rate swap's expiration date of July 21, 2023. In March 2023, we entered into two interest rate swap arrangements with an aggregate notional amount of $125.0 million that effectively fix the interest at 4.73% for the 2023 Term Loan beginning on July 21, 2023 through the 2023 Term Loan’s maturity date of January 10, 2025.

(2) The credit facility's term ends in August 2025, with two six-month extension options.

Debt Covenant Compliance

	Unsecured Public Debt Covenants		Unsecured Private Debt Covenants
	Notes Payable		Line of Credit and Term Loans		Notes Payable
	Quarter Ended September 30, 2023	Covenant	Quarter Ended September 30, 2023	Covenant	Quarter Ended September 30, 2023	Covenant
% of Total Indebtedness to Total Assets(1)	32.9%	≤ 65.0%	N/A	N/A	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	3.7	≥ 1.5	N/A	N/A	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	—%	≤ 40.0%	N/A	N/A	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	3.0	≥ 1.5	N/A	N/A	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	25.7%	≤ 60.0%	25.7%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	4.49	≥ 1.50	4.49	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	—%	≤ 40.0%	—%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6)	N/A	N/A	25.7%	≤ 60.0%	25.7%	≤ 60.0%
______________________________
(1) Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(2) Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(3) Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.

(4) Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.

(5) Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6) Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

Capital Analysis (In thousands, except per share amounts)

			Three Months Ended
			September 30, 2023		June 30, 2023		March 31, 2023		December 31, 2022		September 30, 2022
Market Data

Shares Outstanding			87,832		87,809		87,709		87,534		87,504
Market Price per Share			$13.64		$16.44		$17.86		$17.80		$17.56
Equity Market Capitalization			$1,198,028		$1,443,580		$1,566,483		$1,558,105		$1,536,570

Total Debt			$671,150		$545,955		$556,761		$552,359		$540,247
Total Market Capitalization			$1,869,178		$1,989,535		$2,123,244		$2,110,464		$2,076,817

Total Debt to Market Capitalization			0.36	:1	0.27	:1	0.26	:1	0.26	:1	0.26	:1

Earnings to Fixed Charges(1)			-4.9x		0.6x		0.5x		0.5x		-0.6x
Debt Service Coverage Ratio(2)			3.9x		4.2x		4.2x		4.3x		4.1x

Dividend Data	Nine Months Ended		Three Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023		June 30, 2023		March 31, 2023		December 31, 2022		September 30, 2022
Total Dividends Declared	$47,562	$44,708	$15,885		$15,825		$15,852		$14,938		$14,918
Common Dividend Declared per Share	$0.54	$0.51	$0.18		$0.18		$0.18		$0.17		$0.17
Payout Ratio (Core FFO basis)(3)	74.0%	79.7%	75.0%		75.0%		75.0%		70.8%		73.9%
Payout Ratio (Core AFFO basis)(4)	73.0%	77.3%	69.2%								70.8%
______________________________
(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized. The earnings to fixed charges ratio includes real estate impairment of $41.9 million for the three months ended September 30, 2023 and loss on extinguishment of debt of $4.9 million for the three months ended September 30, 2022.

(2) Debt service coverage ratio is calculated by dividing Adjusted EBITDA by interest expense and principal amortization. Adjusted EBITDA is a non-GAAP measure. See "Definitions" on page 12 for the definition of Adjusted EBITDA.

(3) Payout Ratio (Core FFO basis) is calculated by dividing the common dividend per share by the Core FFO per share. Core FFO is a non-GAAP measure. See "Definitions" on page 12 for the definition of Core FFO.

(4) Payout Ratio (Core AFFO basis) is calculated by dividing the common dividend per share by the Core AFFO per share. Core AFFO is a non-GAAP measure. See "Definitions" on page 12 for the definition of Core AFFO.

Net Loss to NOI Reconciliations (In thousands)

	Nine Months Ended		Three Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Net loss	$(49,872)	$(27,337)	$(43,618)	$(2,611)	$(3,643)	$(3,531)	$(10,739)
Adjustments:
Property management expense	5,882	5,462	1,935	2,178	1,769	1,974	1,916
General and administrative expense	19,891	20,998	6,370	6,680	6,841	7,260	6,403
Transformation costs	6,339	6,645	985	2,454	2,900	3,041	2,399
Real estate depreciation and amortization	64,855	69,871	21,904	21,415	21,536	21,851	23,632
Real estate impairment	41,860	—	41,860	—	—	—	—
Interest expense	21,043	18,388	7,418	6,794	6,831	6,552	6,582
Loss on extinguishment of debt, net	54	4,917	—	—	54	—	4,917
Other income	(569)	(454)	—	(569)	—	(258)	(68)
Total Net operating income (NOI)(1)	$109,483	$98,490	$36,854	$36,341	$36,288	$36,889	$35,042

Multifamily NOI:
Same-store portfolio	$89,903	$82,012	$30,336	$30,021	$29,546	$29,661	$28,264
Acquisitions	9,172	5,924	3,165	2,876	3,131	3,504	3,291
Development	(168)	(71)	(56)	(54)	(58)	(57)	(52)
Non-residential	620	593	189	203	228	199	188
Total	99,527	88,458	33,634	33,046	32,847	33,307	31,691
Other NOI (Watergate 600)	9,956	10,032	3,220	3,295	3,441	3,582	3,351
Total NOI	$109,483	$98,490	$36,854	$36,341	$36,288	$36,889	$35,042
______________________________
(1) NOI is a non-GAAP measure. See "Definitions" on page 12 for the definition of NOI and reconciliation of Net loss to NOI on the current page.